EXHIBIT 99.1

CORRECTING AND REPLACING -- TF Financial Corporation Reports Second Quarter 2012 Results and Quarterly Dividend

NEWTOWN, Pa., July 26, 2012 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,249,000 ($0.46 per diluted share) for the second quarter of 2012, a 79% increase over the $699,000 ($0.26 per diluted share) reported for the second quarter of 2011. On a sequential linked-quarter basis, net income advanced 8% over the $1,155,000 or $0.42 per share reported for the first quarter of 2012.

Net income for the six month period ended June 30, 2012 was $2,404,000 ($0.88 per diluted share) compared with $1,317,000 ($0.49 per diluted share) for the first six months of 2011. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable August 15, 2012 to shareholders of record on August 8, 2012.

"The trend of improved quarterly earnings is encouraging," said Kent C. Lufkin, president and chief executive officer. "Considering our challenges a year ago, in a relatively short period of time we have turned our underlying financial metrics in a favorable direction and we expect to continue our positive performance over the balance of this year. We recognize that consistent, predictable returns are of utmost importance to investors and analysts who follow our company. We see ourselves as a high-quality community bank operating quite successfully in a very complex, competitive urban footprint. The current economic downturn has had a negative impact on our markets, but we are aggressively addressing the major challenges throughout this ongoing cycle and our results reflect ongoing progress."

"Notably, loans grew 4.3% during the quarter, as we intensified efforts to originate new credits to quality borrowers. The loan pipeline is solid and we look forward to growing the loan portfolio via an expanded team of highly experienced lending officers. Overall deposit levels were healthy, and importantly, core checking, savings, and money market accounts improved to 69.8% of total deposits at June 30, 2012 compared with 67.2% at December 31, 2011, and 64.8% at June 30, 2011, as a result of our ongoing efforts to enhance the deposit mix to lower funding costs ahead of growing the loan portfolio," said Lufkin.

Results for the current quarter included:

  Pre-tax income was $1,641,000 during the quarter, a near doubling of the $821,000 from the second quarter of 2011, mainly the result of a significant reduction in the Bank's credit costs in the form of a $950,000 year over year decrease in the loan loss provision. The other broad components of pre-tax earnings were similar to, or an improvement from, the second quarter of 2011: net interest income was up $62,000, non-interest income was down $164,000, however the 2011 quarter had included $210,000 in gains on the sale of investment securities. Non-interest expense was up $28,000 over the same period in 2011.
  Net interest income was $6,051,000 which was a 4.5% increase over the linked first quarter of 2012, and a 1.0% increase over the second quarter of 2011. Similarly, the Company's net interest margin expanded to 3.96% compared with 3.78% during the linked first quarter of 2012, and 3.88% during the second quarter of 2011. Yields on the Company's interest-earning assets fell by 34 basis points during the second quarter of 2012 compared with the year-ago second quarter of 2011. However, the cost of the Company's interest bearing liabilities decreased by 43 basis points compared to the second quarter of 2011, mainly the result of a 38 basis point reduction in the cost of deposits, due in large part to the maturity of time deposits, which had been originated during periods of higher market interest rates, and are now being converted into lower current market interest rates.
  Overall, asset quality continued to show improving trends with total non-performing assets at 2.80% of total assets at June 30, 2012, which is down from 3.56% at year end 2011 and 3.98% at June 30, 2011. Non-performing loans were $12.6 million at quarter-end compared with $12.5 million at December 31, 2011. However, foreclosed property showed a substantial reduction trend during the quarter, and was $6.6 million at June 30, 2012 compared with $10.2 million at March 31, 2012 and $11.7 million at December 31, 2011 due to sales of the properties.
  The provision for loan losses was $500,000 and net charge-offs were $1,318,000 during the quarter, compared with a provision for loan losses of $1,450,000 and net charge-offs of $1,248,000 during the second quarter of 2011. The Company's allowance for loan losses was $6,163,000 or 49.1% of non-performing loans at quarter end, compared with $9,108,000 or 49.8% of non-performing loans at June 30, 2011.
  Loans outstanding were $519.9 million, a $21.6 million or 4.3% increase during the quarter. Mortgage loans originated for sale were $10.9* million compared with $2.6* million during the second quarter of 2011. The corresponding gain on sale of loans was $214,000 during the quarter, compared with $50,000 during the second quarter of 2011.
  At quarter end, total deposits were $547.0 million, compared with $551.3 million at December 31, 2011, and $552.1 million at June 30, 2011. While total deposits were down slightly, core checking, savings, and money market accounts improved to 69.8% of total deposits at June 30, 2012 compared with 67.2% at December 31, 2011, and 64.8% at June 30, 2011.
  Capital ratios continue to be strong, with Tier 1 Leverage and Total Risk-Based ratios of 10.45% and 17.56% at June 30, 2012. Capital levels are well above the regulatory minimums to be considered well-capitalized.

*Dollar amounts corrected from original News Release

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011

EARNINGS SUMMARY

Interest income	$ 7,328	$ 7,263	$ 7,613	$ 7,908	$ 7,932	$ 14,591	$ 15,767
Interest expense	1,277	1,471	1,550	1,903	1,943	2,748	3,962
Net interest income	6,051	5,792	6,063	6,005	5,989	11,843	11,805
Loan loss provision	500	500	850	528	1,450	1,000	2,350
Non-interest income	739	1,237	1,395	583	903	1,976	1,642
Non-interest expense	4,649	5,056	4,565	4,666	4,621	9,705	9,586
Income before taxes	1,641	1,473	2,043	1,394	821	3,114	1,511
Income taxes	392	318	511	314	122	710	194
Net income	$ 1,249	$ 1,155	$ 1,532	$ 1,080	$ 699	$ 2,404	$ 1,317

PER SHARE INFORMATION

Earnings per share, basic	$ 0.46	$ 0.42	$ 0.57	$ 0.40	$ 0.26	$ 0.88	$ 0.49
Earnings per share, diluted	$ 0.46	$ 0.42	$ 0.57	$ 0.40	$ 0.26	$ 0.88	$ 0.49

Weighted average basic shares (000's)	2,724	2,719	2,711	2,703	2,699	2,721	2,697
Weighted average diluted shares (000's)	2,728	2,722	2,711	2,704	2,700	2,725	2,698

Dividends paid	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.10	$ 0.10

FINANCIAL RATIOS

Annualized return on average assets	0.74%	0.68%	0.89%	0.62%	0.41%	0.70%	0.38%
Annualized return on average equity	6.31%	5.94%	7.75%	5.63%	3.74%	6.10%	3.51%
Efficiency ratio (1)	62.34%	70.55%	60.06%	63.65%	67.61%	66.34%	70.98%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.45%	10.21%	10.21%	9.87%	9.78%
Total risk-based capital ratio	17.56%	17.29%	18.56%	17.76%	17.61%
Tier 1 risk-based capital ratio	16.21%	16.04%	17.31%	16.51%	16.36%

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
AVERAGE BALANCES

Loans	$ 501,757	$ 493,396	$ 497,258	$ 502,574	$ 499,024	$ 497,576	$ 500,277
Mortgage-backed securities	61,580	61,971	61,079	66,283	63,940	61,776	65,164
Investment securities	68,181	67,035	67,843	67,662	68,439	67,608	67,742
Other interest-earning assets	3,074	13,619	6,699	3,237	4,420	8,347	3,831
Total earning assets	634,592	636,021	632,879	639,756	635,823	635,307	637,014
Non-earning assets	48,329	50,557	52,263	53,907	50,346	49,443	49,667
Total assets	682,921	686,578	685,142	693,663	686,169	684,750	686,681

Deposits	550,040	554,523	551,964	555,713	546,215	552,282	546,136
FHLB advances and other borrowed money	46,785	47,387	48,109	54,709	57,972	47,086	59,202
Total interest bearing liabilities	596,825	601,910	600,073	610,422	604,187	599,368	605,338
Non-interest bearing liabilities	6,486	6,523	6,600	7,075	7,039	6,504	6,761
Stockholders' equity	79,610	78,145	78,469	76,166	74,943	78,878	74,582
Total liabilities & stockholders' equity	$ 682,921	$ 686,578	$ 685,142	$ 693,663	$ 686,169	$ 684,750	$ 686,681

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.99%	5.05%	5.13%	5.26%	5.38%	5.02%	5.37%
Mortgage-backed securities	3.68%	3.50%	4.22%	4.20%	4.21%	3.59%	4.24%
Investment securities	4.31%	4.27%	4.15%	4.13%	4.28%	4.33%	4.33%
Other interest-earning assets	0.00%	0.06%	0.11%	0.00%	0.09%	0.05%	0.05%
Total interest-earning assets	4.77%	4.71%	4.88%	5.01%	5.11%	4.74%	5.11%

Average cost of:
Deposits	0.68%	0.77%	0.82%	1.02%	1.06%	0.73%	1.07%
FHLB advances and other borrowed money	3.02%	3.44%	3.39%	3.43%	3.49%	3.23%	3.63%
Total interest-bearing liabilities	0.86%	0.98%	1.02%	1.24%	1.29%	0.92%	1.32%

Interest rate spread	3.91%	3.73%	3.86%	3.77%	3.82%	3.82%	3.79%
Net interest margin	3.96%	3.78%	3.91%	3.83%	3.88%	3.87%	3.85%

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,231	$ 6,197	$ 6,427	$ 6,667	$ 6,695	$ 12,428	$ 13,279
Mortgage-backed securities	564	539	650	702	671	1,103	1,366
Investment securities	731	712	730	705	731	1,455	1,450
Other interest-earning assets	--	2	2	--	1	2	1
Total interest-earning assets	$ 7,526	$ 7,450	$ 7,809	$ 8,074	$ 8,098	$ 14,988	$ 16,096

Interest expense on:
Deposits	$ 926	$ 1,066	$ 1,139	$ 1,430	$ 1,438	$ 1,992	$ 2,898
FHLB advances and other borrowed money	351	405	411	473	505	756	1,064
Total interest-bearing liabilities	$ 1,277	$ 1,471	$ 1,550	$ 1,903	$ 1,943	$ 2,748	$ 3,962

Net interest income: tax equivalent basis	$ 6,249	$ 5,979	$ 6,259	$ 6,171	$ 6,155	$ 12,240	$ 12,134
Tax equivalent adjustment on investment securities	198	187	196	166	166	397	329
Net interest income	$ 6,051	$ 5,792	$ 6,063	$ 6,005	$ 5,989	$ 11,843	$ 11,805

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 448	$ 458	$ 478	$ 476	$ 466	$ 906	$ 883
Impairment adjustment to mortgage servicing rights	(75)	39	(22)	(178)	13	(36)	61
Bank-owned life insurance	152	152	157	160	164	304	321
Gain on sale of investment securities	--	--	550	--	210	--	210
Gain on sale of loans	214	324	232	125	50	538	167
Gain on disposition of real estate	--	264	--	--	--	264	--

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,697	$ 2,874	$ 2,573	$ 2,584	$ 2,622	$ 5,571	$ 5,368
Occupancy and equipment	672	710	719	699	736	1,382	1,554
Professional fees	174	351	266	263	324	525	802
Marketing and advertising	106	85	55	88	102	191	169
FDIC insurance premiums	150	151	149	142	151	301	384
Loss on foreclosed real estate	246	179	285	254	--	425	--
Operating expenses on foreclosed real estate	94	108	23	63	119	202	180
Other operating	510	598	495	573	567	1,108	1,129

TF FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
DEPOSIT INFORMATION

Non-interest checking	$ 47,826	$ 49,408	$ 43,910	$ 46,591	$ 44,817
Interest checking	74,925	69,195	65,677	65,614	58,632
Money market	151,375	154,417	155,010	150,142	149,852
Savings	107,924	108,219	105,617	103,871	104,423
CD's	164,990	180,962	181,074	185,460	194,380

OTHER INFORMATION

Per Share

Book value	$ 28.25	$ 27.71	$ 27.33	$ 27.44	$ 26.69
Tangible book value	$ 26.73	$ 26.18	$ 25.81	$ 25.91	$ 25.16
Closing market price	$ 24.66	$ 24.20	$ 22.72	$ 19.25	$ 21.42

Balance Sheet

Loans	$ 519,946	$ 498,357	$ 502,713	$ 515,318	$ 508,371
Cash and cash equivalents	4,367	22,340	14,928	14,475	8,786
Mortgage-backed securities	58,753	63,988	58,970	63,029	67,520
Investment securities	66,012	69,556	65,778	65,514	68,551
Total assets	685,387	693,421	681,929	695,168	691,561
Total deposits	547,040	562,201	551,288	551,678	552,104
FHLB advances and other borrowed money	51,084	46,685	46,908	59,500	55,345
Stockholders' equity	80,102	78,528	77,408	77,499	75,332

Asset Quality

Non-performing loans	$ 12,566	$ 13,889	$ 12,541	$ 17,103	$ 18,308
Allowance for loan losses	$ 6,163	$ 6,981	$ 8,100	$ 9,586	$ 9,108
Net charge-offs	$ 1,318	$ 1,619	$ 2,337	$ 49	$ 1,248
Allowance for loan losses to non-performing loans	49.05%	50.26%	64.59%	56.05%	49.75%
Allowance for loan losses to gross loans	1.19%	1.40%	1.61%	1.86%	1.79%
Non-performing loans to gross loans	2.42%	2.79%	2.49%	3.32%	3.60%
Non-performing loans to total assets	1.83%	2.00%	1.84%	2.46%	2.65%
Foreclosed property	$ 6,625	$ 10,247	$ 11,730	$ 8,909	$ 9,245
Foreclosed property to total assets	0.97%	1.48%	1.72%	1.28%	1.34%
Non-performing assets to total assets	2.80%	3.48%	3.56%	3.74%	3.98%

Statistical

Shares outstanding (000's)	2,835	2,834	2,832	2,824	2,822
Number of branch offices	14	14	14	14	14
Full time equivalent employees	171	176	168	172	179

(1) The efficiency ratio is non-interest expense excluding loss on foreclosed real estate divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, and gain on disposition of real estate.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000